SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2014

XR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178156	27-0851973
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

373 Smithtown Bypass, Ste. 198 Hauppauge, NY 11788
(Address of principal executive offices)

(631) 913-8090
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]   .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ]   .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ]    .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ]    .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets

XR Energy Inc. (“XREG”) has entered into a definitive Acquisition Agreement (the “Agreement”) with XR Energy of Texas Inc. (“XRT”) and its shareholders holding 100% of its issued and outstanding shares (the Shares”) dated February 28, 2014, executed on March 11, 2014. The Agreement calls for XREG to deliver to XRT 30,000,000 newly issued shares in the name of XRT Shareholders in exchange for 100% of the XRT shares. Concurrently, the XREG controlling shareholder will deliver and assign 19,000,000 shares registered in his name to XREG for cancellation.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

Effective March 20, 2011, Tara Muratore resigned from the following positions with the Company, including, but not limited to that of Director, as Secretary, Treasurer, Principal financial and Accounting Officer. The resignation did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective March 20, 2014 David Taylor was appointed as a Director, as President, as Secretary, Treasurer, Principal financial and Accounting Officer of the Company.

Mr. Taylor, since 2009 is a consultant to various companies in the oil and gas industry in Texas and Louisiana primarily in the accounting field and in field operations. From 2005 to 2009, Mr. Taylor was President of an Oilfield Service Operating Company in Louisiana. Mr. Taylor is currently a Director of EGPI Firecreek Inc a publicly traded company and an Officer of one of its subsidiaries.

M. Taylor has 40 years of experience in the mineral extraction industry in Canada and the United States of America with private and publicly traded companies. He is a resident of the Dallas area.

ITEM 9.01	Financial Statements and Exhibits

•	The required pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated there under within 71 days after the date of the event reported in this Form 8-K.

•	Exhibit number.

2.1 Acquisition Agreement

2.2 Exhibits to Acquisition Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XR ENERGY, INC.
Date: March 24, 2014	By: /s/ Anthony P. Muratore

Chief Executive Officer, President & Director